UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Definitive Proxy Statement

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SPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6325 Ardrey Kell Road, Suite 400 Charlotte, North Carolina 28277 Telephone: (980) 474-3700 Facsimile: (980) 474-3729 March 26, 2021

ADDENDUM TO PROXY STATEMENT

Following the printing of our 2021 Notice of Annual Meeting of Stockholders and Proxy Statement (the “2021 Proxy Statement”), we determined that the Audit and Non-Audit Fee Table appearing on page 49 of the 2021 Proxy Statement inadvertently omitted the entry for All Other Fees for the fiscal year ended December 31, 2020. The corrected table and footnotes are as follows and replace and supersede the table and footnotes appearing on page 49 of the 2021 Proxy Statement.

AUDIT AND NON-AUDIT FEE TABLE

During fiscal years 2019 and 2020, we retained our principal independent registered public accounting firm, Deloitte, to perform services in the following categories and amounts:

	2020	2019
Audit Fees(1)	$3,197,000	$3,570,000
Audit-Related Fees(2)	$21,000	$19,000
Tax Fees(3)	$151,000	$125,000
All Other Fees(4)	$740,000	N/A

(1)

Fees for audit services billed or expected to be billed relate to (a) audit of our annual financial statements and effectiveness of internal controls over financial reporting; (b) reviews of our quarterly financial statements; (c) statutory and regulatory audits; (d) audit of balance sheets and activities of acquired businesses; (e) other technical accounting assistance; and (f) consents, and other services related to SEC matters.

(2)	Fees for audit-related services include attest or audit services that are not required.

(3)	Fees for tax services relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.

(4)	Fees for financial statement services in support of contemplated merger and acquisition activity.